                                                                 EXHIBIT (a)(5)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                      ALEXANDER & ALEXANDER SERVICES INC.
--------------------------------------------------------------------------------

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JANUARY 14, 1997, UNLESS THE OFFER IS EXTENDED.

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  This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $1.00 per share, of Alexander & Alexander Services Inc., a Maryland corporation (the "Company"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of June 11, 1987, between the Company and First Chicago Trust Company of New York, formerly Morgan Shareholder Services Trust Company, as Rights Agent, as amended (collectively, the "Shares"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase, dated December 16, 1996 (the "Offer to Purchase").

                       THE DEPOSITARY FOR THE OFFER IS:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

         By Mail:                  By Hand:            By Overnight Courier:
   Tenders & Exchanges       First Chicago Trust        Tenders & Exchanges
   P.O. Box 2569--Suite           Company of               14 Wall Street
        4660-ALEX                  New York            8th Floor--Suite 4680-
 Jersey City, New Jersey     Tenders & Exchanges                ALEX
        07303-2569         c/o The Depository Trust   New York, New York 10005
                                   Company
                           55 Water Street, DTC TAD
                          Vietnam Veterans Memorial
                                    Plaza
                           New York, New York 10041

                   Facsimile for Eligible Institutions only:
                                (201) 222-4720
                                      or
                                (201) 222-4721

                             Confirm by Telephone:
                                (201) 222-4707

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

  The undersigned hereby tenders to Subsidiary Corporation, Inc., a Maryland corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, receipt of which are hereby acknowledged, Shares of the Company, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:____________________
Certificate No(s). (if available):                      SIGN HERE


-------------------------------------     Name(s):


-------------------------------------     -------------------------------------


If Securities will be tendered by         -------------------------------------
book-entry transfer:_________________                (Please Print)


Name of Tendering Institution:            Address:_____________________________


-------------------------------------     -------------------------------------

                                                                     (Zip Code)
Account No.:______________________ at

[_] The Depository Trust Company          Area Code and Telephone No.:
[_] Philadelphia Depository Trust Company

                                          -------------------------------------

                                          Signature(s): _______________________

                                          -------------------------------------

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a bank, broker, delver, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three New York Stock Exchange trading days of the date hereof.

Name of Firm: _______________________     Title: ______________________________


_____________________________________     Name: _______________________________
       (Authorized Signature)                    (Please Print or Type)


Address: ____________________________     Area Code and Telephone No.: ________

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM--CERTIFICATES SHOULD BE SENT WITH LETTER OF TRANSMITTAL

Date: _________________________, 199

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